As filed with the Securities and Exchange Commission on March 20, 2023
Registration No. 333-264585
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 ON
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ETERNA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)
Delaware	2836	31-1103425
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)
1035 Cambridge Street, Suite 18A
Cambridge, MA 02141
(212) 582-1199
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Matthew Angel
Chief Executive Officer and President
1035 Cambridge Street, Suite 18A
Cambridge, MA 02141
(212) 582-1199
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Drew M. Altman, Esq.
Win Rutherfurd, Esq.
Greenberg Traurig, P.A.
333 S.E. 2nd Avenue, Suite 4400
Miami, Florida 33131
(305) 579-0500
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (this “Post-Effective Amendment No. 1”) constitutes a post-effective amendment to the registration statement on Form S-3 (Registration No. 333-264585) filed by Eterna Therapeutics Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), with the Securities and Exchange Commission (“SEC”) on April 29, 2022 (the “Registration Statement”). The Registration Statement was declared effective by the SEC on May 11, 2022. This Post-Effective Amendment No. 1 is being filed for the purpose of converting the Registration Statement from Form S-3 onto Form S-1 because we are not currently eligible to use a registration statement on Form S-3 due to the late filing of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022. All share and per share prices in this Post-Effective Amendment No. 1 have been adjusted to (i) reflect a 1-for-20 reverse stock split of our common stock, par value $0.005 per share (the “common stock”), effected on October 17, 2022 and (ii) reflect that 685,714 shares of common stock were previously sold by the selling stockholder named in the Registration Statement. All filing fees payable in connection with the registration of the securities were previously paid in connection with the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Stockholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 20, 2023
Eterna Therapeutics Inc.

685,714 Shares of Common Stock
This prospectus relates to the offering and resale from time to time by the selling stockholder identified in this prospectus (the “Selling Stockholder”) of up to 685,714 shares of our common stock, $0.005 par value per share (“common stock”), which includes 410,714 shares of common stock issuable upon exercise of warrants held by the Selling Stockholder. All securities offered hereunder were acquired by the Selling Stockholder on March 9, 2022 in a private placement pursuant to a purchase agreement between us and the Selling Stockholder, dated March 6, 2022.
We are registering the securities offered hereby pursuant to the Selling Stockholder’s registration rights contained in that certain Registration Rights Agreement, dated March 6, 2022, by and between us and the Selling Stockholder.
The Selling Stockholder may offer, sell or distribute all or a portion of the shares of common stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated pries. We provide more information about how the Selling Stockholder may sell its shares of our common stock in the section entitled “Plan of Distribution.”
We will pay certain fees and expenses in connection with the registration of the common stock offered hereby, and we will not receive any proceeds from the Selling Stockholder’s sale of the shares of common stock offered hereby.
Our common stock is listed on the Nasdaq Capital Market under the symbol “ERNA.” On March 17, 2023, the closing price of our common stock was $3.49.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March    , 2023.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
i

About This Prospectus
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this prospectus, the Selling Stockholder may, from time to time, sell shares of our common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered by the Selling Stockholder. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.
You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. Neither we nor the Selling Stockholder has authorized anyone else to provide you with different or additional information other than that contained in or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, our common stock are being made only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
On October 17, 2022, we effected a 1-for-20 reverse split of our common stock (the “Reverse Split”). Unless otherwise indicated, all share and per-share figures contained in this prospectus have been adjusted to give effect to the Reverse Split.

PROSPECTUS SUMMARY
This prospectus summary highlights selected information appearing elsewhere in this prospectus and in documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information incorporated by reference herein, the information set forth under the heading “Risk Factors” and our financial statements and the related notes thereto incorporated by reference in this prospectus.
Unless the context otherwise requires, all references in this prospectus to the “Company,” “Eterna,” “we,” “our,” “ours,” and “us” refer to Eterna Therapeutics Inc.
Overview
We are a preclinical-stage biopharmaceutical company committed to realizing the potential of mRNA cell engineering to provide patients with transformational new medicines. We have in-licensed a portfolio of over 100 patents covering key mRNA cell engineering technologies, including technologies for mRNA cell reprogramming, mRNA gene editing, the NoveSliceTM and UltraSliceTM gene-editing proteins, and the ToRNAdoTM mRNA delivery system, which we collectively refer to as our “mRNA technology platform.” We plan to develop and advance a pipeline of therapeutic products, both internally and through strategic partnerships, with the near-term focus on deploying our mRNA technology platform through strategic partnerships. We license our mRNA technology platform from Factor Bioscience Limited under an exclusive license agreement.
Private Placement of Shares of Common Stock and Warrants
On March 6, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholder providing for the private placement (the “Private Placement”) to the Selling Stockholder of approximately 342,857 units (the “Units”), each Unit consisting of (i) one share of our common stock (or, in lieu thereof, one pre-funded warrant to purchase one share of common stock (the “Pre-Funded Warrants”)) and (ii) one warrant to purchase one share of common stock (the “Common Warrants” and, together with the Pre-Funded Warrant, the “Warrants”), for an aggregate purchase price of approximately $12.0 million. The Private Placement closed on March 9, 2022.
Each Pre-Funded Warrant has an exercise price of $0.10 per share of common stock. The Pre-Funded Warrants were immediately exercisable and may be exercised at any time. The Pre-Funded Warrants do not have an expiration date and are subject to customary adjustments. Under the terms of the Pre-Funded Warrants, a holder will not be entitled to exercise any portion of such Pre-Funded Warrant if the aggregate number of shares of common stock beneficially owned by the holder thereof would exceed 9.99% immediately following the exercise thereof.
Each Common Warrant has an exercise price of $38.20 per share of common stock. The Common Warrants are exercisable six months following the closing of the Private Placement, expire five-and-one-half years from the date of issuance and are subject to customary adjustments. Under the terms of the Common Warrants, a holder will not be entitled to exercise any portion of such Common Warrant if the aggregate number of shares of common stock beneficially owned by the holder thereof would exceed 4.99% immediately following the exercise thereof, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company, provided that such percentage may in no event exceed 9.99%.
In connection with the Private Placement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Selling Stockholder, pursuant to which we agreed to register the common stock offered hereby.
This prospectus covers the sale or other disposition by the Selling Stockholder of up to the total number of shares of our common stock that were issued to the Selling Stockholder pursuant to the Purchase Agreement, plus the total number of shares of our common stock issuable upon exercise of the Warrants issued to the Selling Stockholder, without giving effect to the beneficial ownership limitations described above.

Corporate Information
Eterna Therapeutics Inc. was incorporated under the laws of Delaware in 1984. We changed our name from our initial name Alroy Industries, Inc. to NTN Communications, Inc. in 1985, to NTN Buzztime, Inc. in 2005, to Brooklyn ImmunoTherapeutics, Inc. in 2021 and to Eterna Therapeutics Inc. on December 20, 2022. Our principal executive office is located at 1035 Cambridge Street, Suite 18A, Cambridge, Massachusetts 02141, and our telephone number is (212) 582-1199. We maintain a website at www.eternatx.com.

The Offering
Common Stock Offered by the Selling Stockholder
Up to 685,714 shares of common stock.
Use of Proceeds
We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholder.
Market for Our Shares of Common Stock
Our common stock is listed on the Nasdaq Capital Market under the symbol “ERNA.”
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, including our audited consolidated financial statements and the related notes, before you decide whether to purchase our common stock. If any of such risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	our dependence on in-licensed intellectual property;
•	our ability to enter into and sustain strategic partnerships with respect to the potential licensing of our intellectual property;
•	our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash, cash equivalents and investments;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our intellectual property position and strategy;
•	developments relating to our competitors and our industry;
•	the impact of government laws and regulations; and
•	our ability to continue as a going concern.
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of any common stock offered by this prospectus, but we will bear all fees and expenses incident to our obligation to register the shares of common stock being offered for resale hereunder by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our restated certificate of incorporation, including the amendments thereto, which we refer to as our certificate of incorporation, and our amended and restated bylaws, which we refer to our bylaws, in its entirety for a complete description of the rights and preferences of our capital stock.
Authorized and Outstanding Stock
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.005 per share, and 1,000,000 shares of preferred stock, par value $0.005 per share (the “preferred stock”). A total of 156,112 shares of preferred stock have been designated as Series A Convertible Preferred Stock. As of March 17, 2023, 5,127,070 shares of common stock were outstanding and 156,112 shares of Series A Convertible Preferred Stock were outstanding.
Common Stock
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Votes may be cast in person or by proxy. Stockholders do not have cumulative voting rights with respect to election of directors.
Dividends
The holders of Series A convertible preferred stock are entitled to receive cumulative dividends of $0.10 per share per annum, payable semiannually in equal installments of $0.05 per share on June 1 and December 1 of each year. After the requirements with respect to the preferential dividends of the preferred stock have been met, holders of common stock are entitled to receive proportionately any dividends as may be declared and paid on common stock from funds lawfully available therefor as and when determined by the board of directors, subject to any preferential dividend rights of outstanding preferred stock.
Liquidation and Dissolution
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Other Rights
Holders of common stock have no preemptive, subscription, redemption or conversion rights and there are no sinking fund provisions with respect to our common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock. All of the shares of the common stock currently issued and outstanding are fully-paid and nonassessable.
Provisions of Our Certificate of Incorporation and Bylaws and Delaware General Corporation Law may have Anti-Takeover Effects
Our certificate of incorporation and bylaws and the DGCL contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and are designed in part to encourage persons seeking to acquire control of us to first negotiate with the board of directors.
Number of Directors; Vacancies
Our certificate of incorporation provides that the number of directors is established by the board of directors, which may delay the ability of stockholders to change the composition of a majority of the board. The board has the exclusive right to elect a director to fill any vacancy or newly created directorship.

Removal of Directors
A director may be removed only by the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class.
Stockholder Action by Written Consent; Special Meetings
Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by the board of directors. These provisions may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals
Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Delaware Business Combination Statute
We are a Delaware corporation subject to Section 203 of the DGCL. Under Section 203, certain “business combinations” between a Delaware corporation whose stock is listed on a national securities exchange or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:
•	the corporation has elected in its certificate of incorporation not to be governed by Section 203;
•
the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the date of the business combination or the date such stockholder became an interested stockholder, as applicable;

•
upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the “voting stock” (as defined in Section 203) of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•
the business combination is approved by the board of directors and by the stockholders (acting at a meeting and not by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not “owned” (as defined in Section 203) by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock, or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.
Certificate of Incorporation or Bylaws
Any provision of our certificate of incorporation may be amended, altered, changed or repealed in any manner prescribed by law; provided, that (a) the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, or repeal, or adopt any provision inconsistent with Article X of the certificate of incorporation, which contains the prohibition on stockholder action by written consent and the requirement that special meetings be called only by the board of directors, and (b) Article XI of the certificate of incorporation, provides that, subject to certain exceptions, no purchase by or from any Controlling Person (as defined below) of shares of our stock owned by such Controlling Person shall be made at a price exceeding the average price paid by such Controlling Person for all shares of our stock acquired by such Controlling Person during the two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than a majority of the voting power of the shares of our stock entitled to vote held by Disinterested Stockholders (as defined below), may not be amended without the affirmative vote of not less than a majority of the our stock entitled to vote thereon, provided that if, at the time of such vote, there shall be one or more Controlling Persons, such affirmative vote shall include the affirmative vote in favor of such amendment of not less than a majority of the voting power of the shares of our stock entitled to vote thereon held by Disinterested Stockholders. “Controlling Person” means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding our securities) which either directly, or indirectly through one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 10% of the voting power of stock, and such term also includes any corporation, partnership, trust, association or other organization or entity in which one or more Controlling Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such corporation, partnership, trust, association, other organization or entity. “Disinterested Stockholders” means those holders of stock entitled to vote on any matter, none of which is a Controlling Person.
The board may, by majority vote, amend or repeal our bylaws and may adopt new bylaws.
Our stockholders may not adopt, amend, or repeal our bylaws or adopt new bylaws except by the vote or written consent of at least 66-2/3% of the voting power of our company.
Exclusive Forum Selection
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the a state court located in the State of Delaware (or if no state court has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to our company or stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or amended and restated bylaws, or (d) any action asserting a claim against us governed by the internal affairs doctrine. Although our bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing on the Nasdaq Capital Market
The common stock is listed on The Nasdaq Capital Market under the symbol “ERNA.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDER
The shares of common stock being offered by the Selling Stockholder are those previously issued to the Selling Stockholder and those issuable to the Selling Stockholder, upon exercise of the Warrants. For additional information regarding the issuances of those shares of common stock and Warrants, see “Prospectus Summary—Private Placement of Shares of Common Stock and Warrants”. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the shares of common stock offered hereby and the Warrants, the Selling Stockholder has not had any material relationship with us within the past three years.
The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of common stock and warrants, as of March 20, 2023, assuming exercise of the Warrants held by the Selling Stockholder on that date, without regard to any limitations on exercise contained in the Warrants.
The third column lists the shares of common stock being offered by the Selling Stockholder hereunder.
In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Selling Stockholder in the Private Placement and (ii) the maximum number of shares of common stock issuable upon exercise of the Warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date the registration statement, of which this prospectus forms a part, was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The third column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
Under the terms of the Warrants, the Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants which shall have not been exercised. The number of shares in the first and second columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”
Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After the Offering	Percentage of Shares of Common Stock Owned After the Offering
Armistice Capital Master Fund Ltd.(1)	342,857	342,857	—	*
*	Denotes less than 1%
(1)
The amount includes 342,857 shares of our common stock issuable upon the exercise of the Common Warrants, all of which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The Pre-Funded Warrants and Common Warrants are each subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION
The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the securities offered hereby:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Stockholder may also sell securities in accordance with Rule 144, if available, or pursuant to any available exemption from registration under the Securities Act rather than under this prospectus. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.
In addition, the Selling Stockholder may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not, subject to certain exceptions, simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Greenberg Traurig, LLP, New York, NY.
EXPERTS
The consolidated financial statements as of and for the year ended December 31, 2022 of Eterna Therapeutics Inc. incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing.
The audited consolidated financial statements as of and for the year ended December 31, 2021 of Eterna Therapeutics Inc. incorporated by reference in this prospectus, have been so incorporated by reference in reliance upon the report of Marcum, LLP, independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The Registration Statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 20, 2023;
•	our Current Reports on Form 8-K, filed with the SEC January 4, 2023, January 10, 2023, January 26, 2023, and February 22, 2023; and
•
the Company’s Registration Statement on Form 8-A filed with the SEC on October 22, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company’s common stock, including any amendment or report filed for the purpose of updating such description, including the description of the common stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on April 15, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01, or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. Please direct requests to us at the following address:
Eterna Therapeutics Inc.
1035 Cambridge Street, Suite 18A
Cambridge, MA 02141
(212) 582-1199
You may also access these filings on our website at www.eternatx.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov.
Our website address is www.eternatx.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof (other than those filings with the SEC that we specifically incorporate by reference into the prospectus or any supplement to this prospectus).

Eterna Therapeutics Inc.
685,714 Shares of Common Stock
PROSPECTUS
March 20, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.
Item	Amount to be paid
SEC registration fee	$0*
Accounting fees and expenses	35,000
Legal fees and expenses	25,000
Miscellaneous fees and expenses	2,500
Total	$62,500
*	Previously paid
Item 14.	Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Our certificate of incorporation provides that we will indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for shall be made only as authorized in the specific case upon a determination in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. We may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided shall include expenses (including attorneys’ fees) in any action, suit or proceeding, or in connection with any appeal therein, judgments, fines and amounts paid in settlement, and in the manner provided by law any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding. The indemnification described herein does not limit our right to indemnify any other person for any such expense to the full extent permitted by law, nor is it exclusive of any other rights to which any person seeking indemnification from us may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
The board of directors has approved a form of indemnification agreement that has been executed by each of our directors and executive officers. In general, these agreements each provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer. We also maintain a general liability insurance policy, which will cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 15.	Recent Sales of Unregistered Securities.
We sold the securities described below within the past three years which were not registered under the Securities Act.
On April 26, 2021, we entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which we issued to Lincoln Park an aggregate of 56,387 shares of common stock from April 26, 2021 through May 18, 2021, of which (a) 2,802 shares of common stock were issued as consideration for Lincoln Park’s commitment to purchase shares of common stock under our April 26, 2021 purchase agreement, and (b) 53,585 shares were issued to Lincoln Park pursuant to the purchase agreement for an aggregate purchase price of $20.0 million.
On May 26, 2021, we entered into a purchase agreement with Lincoln Park pursuant to which we issued to Lincoln Park an aggregate of 121,213 shares of common stock from May 26, 2021 through September 20, 2021, of which (a) 2,500 shares of common stock were issued as consideration for Lincoln Park’s commitment to purchase shares of common stock under our May 26, 2021 purchase agreement, and (b) 118,713 shares were issued to Lincoln Park pursuant to the purchase agreement for an aggregate purchase price of $34.1 million.
On July 16, 2021, we entered into an acquisition agreement to acquire all of the outstanding equity interests of Novellus, Inc., which became our wholly owned subsidiary, and Novellus, Ltd. became our indirectly owned subsidiary. We also acquired 25% of the total outstanding equity interests of NoveCite, Inc. We delivered consideration that included 351,112 shares of common stock, which under the terms of the acquisition agreement were valued at a total of $102,000,000, based on a price of $290.51 per share. The closing of the transaction, including the issuance of the common stock, was held contemporaneously with the execution and delivery of the acquisition agreement.
On March 6, 2022, we entered into a securities purchase agreement with the selling stockholder identified in the prospectus that forms a part of this registration statement providing for the private placement of an aggregate of 342,857 units, each of which consisted of (i) one share of our common stock (or, in lieu thereof, one pre-funded warrant, each of which has an exercise price of $0.10 per share of common stock) and (ii) one common warrant, each of which has an exercise price of $38.20 per share of common stock, resulting in net proceeds of approximately $11 million. This registration statement registered the shares issued and sold pursuant to such securities purchase agreement, including the shares issuable upon exercise of the warrants sold to such selling stockholder in connection with the transaction.
On November 23, 2022, we entered into a securities purchase agreement with certain investors providing for the private placement of an aggregate of 2,184,950 units, each unit consisting of (i) one share of our common stock and (ii) two warrants, each exercisable to purchase one share of common stock at an exercise price of $3.28 per share, for an aggregate purchase price of approximately $7.7 million, consisting of $3.53 per unit (inclusive of $0.125 per warrant).
The securities described above were offered and sold pursuant to the exemption from the registration provided by Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder.

Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits
The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.
(b)	Financial Statement Schedules
No financial statement schedules are provided because the information called for is not required or is shown either in financial statements or the related notes.
Exhibit Index
2.1(a)
Agreement and Plan of Merger and Reorganization, dated August 12, 2020, by and among NTN Buzztime, Inc., BIT Merger Sub, Inc. and Brooklyn ImmunoTherapeutics LLC (incorporated by reference to Exhibit 2.1 to the Company’s proxy statement/prospectus on Form S-4/A, filed with the SEC on January 20, 2021).

2.2(a)
Agreement and Plan of Acquisition, dated as of July 16, 2021, by and among Brooklyn ImmunoTherapeutics, Inc., Brooklyn Acquisition Sub, Inc., Novellus LLC, Novellus, Inc., and the Sellers’ Representative (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on July 19, 2021).

3.1	Composite Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 20, 2023).

3.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 11, 2022).

3.3	Certificate of Validation of the Company, filed on September 3, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 13, 2021).

4.1	Specimen Stock Certificate evidencing shares of common stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on April 30, 2021).

4.2
Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K, filed on April 15, 2022).

4.3
Securities Purchase Agreement, dated as of March 6, 2022, by and between Brooklyn ImmunoTherapeutics, Inc. and the purchaser party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 9, 2022).

4.4
Registration Rights Agreement, dated as of March 6, 2022, by and between Brooklyn ImmunoTherapeutics, Inc. and the purchaser party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed on March 9, 2022).

4.5	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on March 9, 2022).

4.6	Form of Common Stock Warrant (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on March 9, 2022).

4.7	Form of Warrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 5, 2022).

5.1**	Opinion of Greenberg Traurig, LLP.

10.1
Registration Rights Agreement, dated as of May 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on May 26, 2021).

10.2
Registration Rights Agreement, dated as of July 16, 2021, by and among Brooklyn ImmunoTherapeutics, Inc. and the individuals and entities named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on July 19, 2021).

10.3
Purchase Agreement, dated as of May 26, 2021, between Brooklyn ImmunoTherapeutics, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 26, 2021).

10.4+	Brooklyn ImmunoTherapeutics, Inc. 2021 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on May 26, 2021).

10.5+	Brooklyn ImmunoTherapeutics, Inc. Restated 2020 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K, filed on September 13, 2021).

10.6
Agreement to Assign Space Lease dated March 5, 2022 between Brooklyn ImmunoTherapeutics, LLC and Regen Lab USA LLC (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, filed on June 30, 2022).

10.7
Assignment and Assumption of Lease dated March 25, 2022 between Brooklyn ImmunoTherapeutics, LLC and Regen Lab USA LLC (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q, filed on June 30, 2022).

10.8+
Amended and Restated Executive Employment Agreement, dated as of May 10, 2022, by and between Brooklyn ImmunoTherapeutics, Inc. and Andrew Jackson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 31, 2022).

10.9
Torrey Pines Science Center Lease, dated March 31, 2022, between Brooklyn ImmunoTherapeutics, Inc. and Torrey Pines Science Center Limited Partnership (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed on August 11, 2022).

10.10
Master Services Agreement, dated September 9, 2022, by and between Factor Bioscience Inc. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 15, 2022).

10.11
Securities Purchase Agreement, dated as of November 23, 2022, by and among Eterna Therapeutics Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on November 25, 2022).

10.12+
Angel Offer Letter, dated December 30, 2022, by and among Eterna Therapeutics Inc. and Dr. Matthew Angel (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 4, 2023).

10.13(c)
Exclusive License Agreement, dated February 20, 2023, by and between Factor Bioscience Limited and Eterna Therapeutics Inc (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on February 22, 2023).

10.14
Exclusive License Agreement, dated as of April 26, 2021, between Factor Bioscience Limited, Novellus Therapeutics Limited and Eterna Therapeutics (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on April 30, 2021).

10.15
First Amendment to Exclusive License Agreement, dated November 22, 2022, by and among Eterna Therapeutics Inc., Eterna Therapeutics LLC, Novellus Therapeutics Limited and Factor Bioscience Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on November 22, 2022).

10.16+
Separation Agreement and General Release, dated May 25, 2022, by and between Eterna Therapeutics Inc. and Howard J. Federoff (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on May 31, 2022).

10.17
Third Amended and Restated Exclusive License Agreement, dated November 1, 2020, by and between Factor Bioscience Limited and Novellus Therapeutics Limited (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed on November 14, 2022).

10.18+
Separation Agreement and General Release, dated August 24, 2022, by and between Eterna Therapeutics Inc and Kevin D’Amour (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, filed on September 1, 2022).

10.19
Sublease Agreement, dated October 18, 2022, by and between E.R. Squibb & Sons, LLC and Eterna Therapeutics Inc. (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K, filed on March 20, 2023).

10.20
Option Agreement, dated October 8, 2022, by and between Exacis Biotherapeutics, Inc. and Eterna Therapeutics Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 14, 2022).

10.21
Registration Rights Agreement, dated as of December 2, 2022, by and among Eterna Therapeutics Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on December 5, 2022).

10.22
Lease Termination Agreement, dated November 30, 2022, by and between Torrey Pines Science Center Limited Partnership and Eterna Therapeutics Inc. (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K, filed on March 20, 2023).

10.23
First Amendment to Lease Termination Agreement, dated December 29, 2022, by and between Torrey Pines Science Center Limited Partnership and Eterna Therapeutics Inc. (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed on March 20, 2023).

10.24
Registration Rights Agreement, dated as of April 26, 2021, between Eterna Therapeutics Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on April 30, 2021).

10.25
Purchase Agreement, dated as of April 26, 2021, between Eterna Therapeutics Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 30, 2021).

16.1	Marcum, LLP letter dated January 24, 2022 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed on January 24, 2022).

16.2	Marcum, LLP letter dated April 19, 2022 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed on April 19, 2022).

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K, filed on March 20, 2023).

23.1*	Consent of the Independent Registered Accounting Firm, Grant Thornton LLP.

23.2*	Consent of the Independent Registered Accounting Firm, Marcum LLP.

23.3**	Consent of Greenberg Traurig, LLP.

24.1*	Power of Attorney
*	Filed herewith
**	Previously Filed
+	Management contract or compensatory plan.
(a)
Pursuant to Item 601(b)(2) of Regulation S-K, portions of this exhibit have been omitted because the Company customarily and actually treats the omitted portions as private or confidential, and such portions are not material and would likely cause competitive harm to the Company if publicly disclosed. The Company will supplementally provide a copy of an unredacted copy of this exhibit to the U.S. Securities and Exchange Commission or its staff upon request.

(b)	Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
(c)
Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts on this 20th day of March, 2023.
ETERNA THERAPEUTICS INC.

By:	/s/ Matthew Angel
Name:	Matthew Angel
Title:	Chief Executive Officer and President (Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Matthew Angel and Andrew Jackson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Name	Title	Date

/s/ Matthew Angel	Chief Executive Officer, President and Director (Principal Executive Officer)	March 20, 2023
Matthew Angel

/s/ Andrew Jackson	Chief Financial Officer (Principal Financial Officer)	March 20, 2023
Andrew Jackson

/s/ Sandra Gurrola	Vice President of Finance (Principal Accounting Officer)	March 20, 2023
Sandra Gurrola

/s/ Charles Cherington	Chairman of the Board of Directors	March 20, 2023
Charles Cherington

/s/ Gregory Fiore	Director	March 20, 2023
Gregory Fiore

/s/ Nicholas Singer	Director	March 20, 2023
Nicholas Singer

/s/ William Wexler	Director	March 20, 2023
William Wexler